Exhibit 23.1
Deloitte
Deloitte Tax LLP
250 East Fifth Street
Suite 1900
P.O. Box 5340
Cincinnati, OH 45201-5340
USA
Tel: — 1 513 784 7100
www.deloitte.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 2006 (November 6, 2006 as to Note 19), relating to the consolidated financial statements and financial statement schedule of General Cable Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of segment disclosures discussed in Note 19), and of our report dated March 15, 2006 (November 6, 2006 with respect to management’s discussion of the restatement of the financial statements in the fourth paragraph of Management’s Annual Report on Internal Control over Financial Reporting), relating to management’s assessment of the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K/A of General Cable Corporation for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in this prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
November 6, 2006
Member of
Deloitte Touche Tohmatsu